UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2007
Date of Report (Date of earliest event reported)

TERRACE VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50569	91-2147101
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 202,
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 220-5218
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Terrace Ventures Inc. (the “Company”) entered into a letter of intent dated February 28, 2007 with the principal shareholder of Solara Technologies, Inc. (“Solara”), a private British Columbia company engaged in the development of both hardware and software for the self service vending industry. Pursuant to the terms of the letter of intent, the Company and Solara intend to complete a merger of the two companies such that following completion of the merger the shareholders of Solara, immediately prior to the merger will own 70% of the issued and outstanding shares of the resulting entity and the shareholders of Company, immediately prior to the merger will hold 30% of the resulting entity. If the merger is completed, the Company will take all steps necessary to ensure that at closing the board of directors of the resulting entity will consist of three members: the existing director of the Company; one director nominated by Solara; and one director nominated by both of the board members.

Under the terms of the letter of intent the closing of the merger is subject to a number of conditions, including: (i) delivery of all financial statements of Solara required under applicable securities rules; (ii) the Company providing Solara with a loan of $200,000 (the “Solara Loan”) prior to closing of the merger; (iii) the parties enter into a formal agreement outlining the terms of the merger by no later than March 15, 2007; and (iv) each of the parties satisfactorily completes their respective due diligence review. There is no assurance that the proposed transaction will be completed as planned or at all.

The Company has approved a private placement of up to 5,000,000 shares of the Company’s common stock at a price of $0.10 per share to fund the Solara Loan and for working capital purposes (the “Offering”). The Offering is intended to be made to non-US investors pursuant to Regulation S of the United States Securities Act of 1933. There is no assurance that the Offering will be completed on the above terms or at all.

The foregoing is a brief summary of the terms of the Letter of Intent and is qualified by reference to the Letter of Intent attached as Exhibit 10.1 to this current report on Form 8-K.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

Item 9.01 Financial Statements And Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Letter of Intent dated February 28, 2007 between Terrace Ventures Inc. and Dorn Beattie

99.1	Press Release dated March 7, 2007 announcing the entry into the Letter of Intent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRACE VENTURES INC.

Date: March 8, 2007	By:	/s/ Howard Thomson

HOWARD THOMSON
President and Chief Executive Officer